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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 17, 1996, included and incorporated by reference in D & K Wholesale Drug, Inc.'s
Form 10-K for the year ended March 29, 1996, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP
/s/ Arthur Andersen LLP

St. Louis, Missouri
  March 28, 1997